As filed with the Securities and Exchange Commission on September 16, 2004
                                           Registration No. __________________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                        NEW CENTURY FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

          Delaware                                               33-0683629
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                       18400 Von Karman Avenue, Suite 1000
                            Irvine, California 92612
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                        NEW CENTURY FINANCIAL CORPORATION
                         2004 PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 Brad A. Morrice
              Vice Chairman, President and Chief Operating Officer
                        New Century Financial Corporation
                       18400 Von Karman Avenue, Suite 1000
                            Irvine, California 92612
                                 (949) 440-7030
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                             David A. Krinsky, Esq.
                              O'Melveny & Myers LLP
                      610 Newport Center Drive, Suite 1700
                         Newport Beach, California 92660
                              -------------------

                         CALCULATION OF REGISTRATION FEE

-----------------   ---------------- -------------- ------------- -------------
                                     Proposed       Proposed
                                     Maximum        Maximum
Title Of             Amount          Offering       Aggregate      Amount Of
Securities           To Be           Price          Offering       Registration
To Be Registered     Registered      Per Unit       Price          Fee
------------------- ---------------- -------------- -------------  ------------

Common Stock, $0.01  900,000(1)      $54.19(2)      $48,771,000(2) $6,180(2)
par value per share  shares
------------------- ---------------- -------------- -------------  ------------

(1) This Registration Statement covers, in addition to the number of shares of New Century Financial Corporation, a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the New Century Financial Corporation 2004 Performance Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 13, 2004, as quoted on the Nasdaq National Market.

     The Exhibit Index for this Registration Statement is at page 8.
===============================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004, as amended on April 13, 2004 (Commission File No. 000-22633);

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2004 and March 31, 2004, filed with the Commission on August 9, 2004 and May 10, 2004, respectively (Commission File No. 000-22633);

         (c) The Company's Current Reports on Form 8-K, filed with the Commission on September 15, 2004, September 10, 2004, September 1, 2004, August 17, 2004, August 2, 2004, July 20, 2004, July 13, 2004, July 2, 2004, June 28, 2004, June 17,
                  2004, June 1, 2004 (as amended July 7, 2004), May 20, 2004,
                  April 7, 2004 and January 14, 2004 (Commission File
                  No. 000-22633); and

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 2, 1997 (Commission File No. 000-22633), and any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stergios Theologides, Esq. Mr. Theologides is the Executive Vice President--Corporate Affairs, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Theologides owns 18,635 shares of Common Stock and Company stock options to acquire up to an additional 44,375 shares of Common Stock. Mr.Theologides is eligible to receive stock awards by the Company under the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that to the fullest extent permitted by applicable law a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into agreements with each of the directors and officers of the Company pursuant to which the Company has agreed to indemnify, subject to certain limitations, such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Company or any other corporation of which such person is a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See the attached Exhibit Index at page 8, which is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
    Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 16, 2004.


                                       NEW CENTURY FINANCIAL CORPORATION


                                       By: /s/ ROBERT K. COLE
                                           ____________________________________
                                           Robert K. Cole
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
K. Cole and Brad A. Morrice, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                               DATE


/s/ ROBERT K. COLE
__________________       Chairman of the Board and Chief     September 16, 2004
Robert K. Cole           Executive Officer
                         (Principal Executive Officer)


/s/ PATTI M. DODGE
_____________________    Chief Financial Officer             September 16, 2004
Patti M. Dodge           (Principal Financial and
                         Accounting Officer)

/s/ BRAD A. MORRICE
_____________________    Vice-Chairman, President, Chief     September 16, 2004
Brad A. Morrice         Operating Officer and Director


/s/ EDWARD F. GOTSCHALL
______________________   Vice Chairman--Finance and Director September 16, 2004
Edward F. Gotschall


/s/ HAROLD A. BLACK
______________________   Director                            September 16, 2004
Harold A. Black


/s/ FREDRIC J. FORSTER
______________________   Director                            September 16, 2004
Fredric J. Forster



/s/ DONALD E. LANGE
______________________   Director                            September 16, 2004
Donald E. Lange


/s/ WILLIAM J. POPEJOY
______________________   Director                            September 16, 2004
William J. Popejoy


/s/ MICHAEL M. SACHS
______________________   Director                            September 16, 2004
Michael M. Sachs


/s/ TERRENCE P. SANDVIK
______________________   Director                            September 16, 2004
Terrence P. Sandvik


/s/ RICHARD A. ZONA
______________________   Director                            September 16, 2004
Richard A. Zona

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT


4. New Century Financial Corporation 2004 Performance Incentive Plan. (Filed as Annex D to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on August 16, 2004 (Commission File No. 000-22633) and incorporated herein by this reference.)

5.                Opinion of Company Counsel (opinion re legality).

23.1 Consent of KPMG LLP (consent of Independent Registered Public Accounting Firm).

23.2              Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").